As filed with the Securities and Exchange Commission on July 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMSCORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1955550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11950 Democracy Drive, Suite 600 Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

COMSCORE, INC. 2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Ashley Wright

General Counsel, Corporate & Securities

comScore, Inc.

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

(Name and address of agent for service)

(703)-438-2000

(Telephone number, including area code, of agent for service)

Copies to:

Brian R. Bloom

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, TX 75201

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	9,600,000	$2.80	$26,880,000	$3,489.02

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) registers 9,600,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”), of comScore, Inc. (the “Registrant”) that may be delivered with respect to awards under the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as amended from time to time, the “Plan”). Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)

Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices of the Common Stock on the Nasdaq on July 14, 2020 (a date within five business days prior to the date of filing this Registration Statement); this price is used solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 9,600,000 shares of Common Stock that may be issued pursuant to the Plan. Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2018 (File No. 333-225400), which registered the offer and sale of 12,491,277 shares of Common Stock under the Plan, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the earlier registration statement relating to the Plan, previously filed with the Commission on June 4, 2018 (File No. 333-225400) are incorporated herein by reference and made a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended, filed June 12, 2007 (File No. 333-141740)).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed June 4, 2018 (File No. 333-225400)).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed August 10, 2018 (File No. 001-33520)).

4.4	comScore, Inc. 2018 Equity and Incentive Compensation Plan, as amended and restated effective as of July 9, 2020 (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed May 29, 2020 (File No. 001-33520)).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Virginia, on July 17, 2020.

COMSCORE, INC.

By:	/s/ Gregory A. Fink
Name:	Gregory A. Fink
Title:	Chief Financial Officer and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Fink and Ashley Wright each as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 2020.

Signatures	Title

/s/ William P. Livek	Chief Executive Officer and Executive Vice Chairman of the Board of Directors
William P. Livek	(Principal Executive Officer)

/s/ Gregory A. Fink	Chief Financial Officer and Treasurer
Gregory A. Fink	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brent Rosenthal	Chairman of the Board of Directors
Brent Rosenthal

/s/ Irwin Gotlieb	Director
Irwin Gotlieb

/s/ Jacques Kerrest	Director
Jacques Kerrest

/s/ Kathleen Love	Director
Kathleen Love